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                                                                 EXHIBIT 99.1

                           HEALTH CARE REIT, INC. logo

FOR IMMEDIATE RELEASE

                                                June 22, 2005
                                                For more information contact:
                                                Ray Braun - (419) 247-2800
                                                Mike Crabtree - (419) 247-2800
                                                Scott Estes - (419) 247-2800


                   HEALTH CARE REIT, INC. ANNOUNCES CLOSING OF
                     $500 MILLION UNSECURED CREDIT FACILITY


Toledo, Ohio, June 22, 2005...HEALTH CARE REIT, INC. (NYSE/HCN) announced today that it has closed a $500 million unsecured revolving credit facility, replacing the company's existing $310 million facility scheduled to mature May 2006. The credit facility was arranged by KeyBank National Association as Lead Arranger and Administrative Agent and Deutsche Bank Securities Inc. as Lead Arranger and Syndication Agent. UBS Securities LLC, Bank of America, N. A. and JPMorgan Chase Bank, N. A. were the Documentation Agents.

Among other things, the new unsecured credit facility:

     o Provides the company with additional financial flexibility and borrowing capacity

     o    Reduces all-in borrowing costs by approximately 50 basis points

     o Extends the agreement for three years to June 2008 with the ability to extend for a fourth year at the company's option

     o Permits the company to increase the facility by $50 million through an accordion feature during the next twenty-four months

"We are appreciative of the support and commitment provided by our bank group," stated George L. Chapman, chairman and chief executive officer. "The new credit facility positions the company to continue its growth strategy and advance its capital plan."

Health Care REIT, Inc., with headquarters in Toledo, Ohio, is a real estate investment trust that invests primarily in skilled nursing and assisted living facilities. At March 31, 2005, the company had investments in 398 facilities in 35 states with 51 operators and had total assets of approximately $2.6 billion. The portfolio included 237 assisted living facilities, 153 skilled nursing facilities and eight specialty care hospitals. More information is available on the Internet at www.hcreit.com.

This document may contain "forward-looking" statements as defined in the Private Securities Litigation Reform Act of 1995. These forward-looking statements concern and are based upon, among other things, the possible expansion of the company's portfolio; the performance of its operators and properties; its

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ability to make distributions; its policies and plans regarding investments, financings and other matters; its ability to appropriately balance the use of debt and equity; its ability to access capital markets or other sources of funds; and its ability to meet its earnings guidance. When the company uses words such as "may," "will," "intend," "should," "believe," "expect," "anticipate," or similar expressions, it is making forward-looking statements. Forward-looking statements are not guarantees of future performance and involve risks and uncertainties. The company's expected results may not be achieved, and actual results may differ materially from expectations. This may be a result of various factors, including but not limited to: the status of the economy; the status of capital markets, including prevailing interest rates; current serious issues facing the health care industry, including compliance with, and changes to, regulations and payment policies and operators' difficulty in obtaining and maintaining adequate liability and other insurance and competition within the health care and senior housing industries; as well as possible future developments, including but not limited to: changes in financing terms available to the company; changes in federal, state and local legislation; negative developments in the operating results or financial condition of operators, including, but not limited to, their ability to pay rent and repay loans; changes in the company's ability to transition or sell facilities with a profitable result; inaccuracies in any of the company's assumptions; and changes in rules or practices governing the company's financial reporting. Finally, the company assumes no obligation to update or revise any forward-looking statements or to update the reasons why actual results could differ from those projected in any forward-looking statements.

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